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                                                                  Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of En Pointe Technologies, Inc. on Form S-8 of our report dated November 24, 1998, on our audits of the consolidated financial statements and consolidated financial statement schedule of En Pointe Technologies, Inc. as of September 30, 1998 and 1997 and for each of the three years in the period ended September 30, 1998, which report is included in the Company's Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Los Angeles, California
October 28, 1999